November 8, 2018

RAVE Restaurant Group, Inc. Reports First Fiscal Quarter 2018 Financial Results

Income/(Loss) from Continuing Operations Improves Across All Business Segments

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ:RAVE) today reported financial results for the first quarter of fiscal 2018 ended September 24, 2017.

First Quarter Highlights:

•	Total consolidated revenue decreased 13.8% to $13.2 million compared to $15.3 million in the first quarter of fiscal 2017.
•	Pie Five system-wide retail sales and comparable store retail sales each decreased 17.3% from the same period of the prior year.
•	Company-owned Pie Five average weekly sales increased 4.6%, year over year.
•	Pizza Inn domestic comparable store retail sales increased 1.4% from the same period of the prior year, while total domestic retail sales decreased by 0.9%.
•	Net loss improved by $1.1 million to $0.4 million for the first quarter of fiscal 2018 compared to $1.5 million for the same quarter of the prior year primarily due to closure of underperforming Company Pie Five units, recognition of deferred franchise fees, and reductions to general and administrative expenses.
•	On a fully diluted basis, the loss was $0.03 per share for the first quarter of fiscal 2018, compared to a loss of $0.14 per share for the same period of the prior year.
•	Adjusted EBITDA of $0.4 million was $0.6 million greater than the same quarter of the prior year.
•	Company-owned Pie Five operating cash flow decreased $0.1 million from the same period of the prior year.
•	Net reduction of one Pie Five restaurant during the quarter brought the total Pie Five restaurants open at the end of the quarter to 83.

“Our turnaround plan for RAVE is on-course with Pizza Inn showing positive comparable sales and unit growth in the pipeline, while Pie Five successfully exits underperforming markets and works to improve its underlying unit economics,” said Scott Crane, Chief Executive Officer for Rave Restaurant Group, Inc. "In addition, we have made great strides in streamlining corporate overhead to become more efficient operationally while improving the bottom line.”

First Quarter Fiscal 2018 Operating Results

Revenues of $13.2 million for the first quarter fiscal 2018 were 13.8% lower than the same period of the prior year.  For the three months ended September 24, 2017, the Company reported a net loss of $0.4 million compared to a loss of $1.5 million for the comparable period of the prior year.  On a fully diluted basis, the loss was $0.03 per share for the first quarter fiscal 2018, compared to a loss of $0.14 per share for the same period of the prior year.  The decreased loss for the three month period ended September 24, 2017 was primarily the result of $0.7 million improvement in loss from continuing operations before taxes from Company-owned restaurants, $0.6 million increase in recognized franchise fees, and $0.6 million decrease in general and administrative expenses.  The Company continued to provide a full valuation allowance against its deferred tax assets.  Adjusted EBITDA improved $0.6 million for the three month period ended September 24, 2017, to $0.4 million. The improvement in Adjusted EBITDA was driven by improvements to net loss, decreased depreciation and amortization, increased average unit volumes at Company-owned Pie Five locations, and positive comparable sales at Pizza Inn locations.

Pie Five system-wide retail sales decreased 17.3% for the first quarter of fiscal 2018 when compared to the same period in the prior year driven by a 6.7% decrease in average units open .  Comparable store retail sales also decreased by 17.3% for the most recent fiscal quarter compared to the same period in the prior year.  The Company continues to believe that increased competition within the fast-casual segment and general industry softness has contributed to weakened trends within the Pie Five system.

Pizza Inn total domestic retail sales decreased 0.9% for the three months ended September 24, 2017 compared to the same period of the prior year.  Pizza Inn domestic comparable store retail sales increased 1.4% for the three months ended September 24, 2017 compared to the same period of the prior year.

“There is a great deal of excitement around the Pizza Inn brand right now. With impressive international comparable store sales growth   and 1.4% domestic comparable sales growth we are seeing franchisees reenergized and looking to add more units. While average weekly sales of Company-owned Pie Five stores have improved, we are continuing to focus on lifting the core unit economic model,” said Crane.

Development Review

In the first quarter of fiscal 2018, three new franchised and one new Company-owned Pie Five restaurants were opened, while five franchised restaurants were closed, bringing the quarter-end total unit count to 83 restaurants. During the first fiscal quarter, the number of Pizza Inn domestic units declined to 159, while international units remained steady at 60 units.

"International and non-traditional development are showing great promise for Pie Five," said Crane.    "We just opened an airport location at SFO Airport and its initial sales are fantastic.”

Equity Offering Completed

During the first quarter of fiscal 2018, RAVE completed an equity shareholder rights offering of $5.0 million.

Conference Call

A conference call and audio webcast have been scheduled to discuss these results. Details of the conference call are as follows:

Date:	Wednesday, November 8, 2017
Time:	5:00 p.m. Central time
Dial-In #:	1-877-870-4263 U.S. & Canada
1-412-317-0790 International

The conference call will be webcast at raverg.com. A web-based archive of the conference call will also be available at the above website.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating operating performance. EBITDA, Adjusted EBITDA and restaurant operating cash flow are non-GAAP financial measures that the Company believes are useful to investors in understanding its operating performance. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

RAVE Restaurant Group, Inc. considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. The Company believes that restaurant operating cash flow is a useful metric to investors in evaluating the ongoing operating performance of Company-owned Pie Five and Pizza Inn restaurants and comparing such store operating performance from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, pre-opening expense, gain/loss on sale of assets, costs related to impairment, other lease charges, non-operating store costs and discontinued operations. “Restaurant operating cash flow” represents the pre-tax income earned by Company-owned restaurants before (1) allocated marketing and advertising expenses, (2) depreciation and amortization, (3) pre-opening expenses, (4) operations management and extraordinary expenses, (5) impairment and other lease charges, and (6) non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.

Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates and franchises more than 300 Pie Five Pizza Co. and Pizza Inn restaurants domestically and internationally. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space offering made-to-order pizzas ready in under five minutes. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “RAVE”. For more information, please visit www.raverg.com.

Contact:

Investor Relations

RAVE Restaurant Group, Inc.

469-384-5000

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 24,	September 25,
	2017	2016

REVENUES:	$13,157	$15,264

COSTS AND EXPENSES:
Cost of sales	10,840	13,656
General and administrative expenses	1,291	1,877
Franchise expenses	913	852
Pre-opening expenses	115	19
Loss on sale of assets	2	43
Impairment of long-lived assets and other lease charges	148	169
Bad debt	124	53
Interest expense	68	—
Total costs and expenses	13,501	16,669

LOSS FROM CONTINUING OPERATIONS BEFORE TAXES	(344)	(1,405)
Income tax expense	12	5
LOSS FROM CONTINUING OPERATIONS	(356)	(1,410)

Loss from discontinued operations, net of taxes	—	(86)
NET LOSS	$(356)	$(1,496)

LOSS PER SHARE OF COMMON STOCK - BASIC:
Loss from continuing operations	$(0.03)	$(0.14)
Loss from discontinued operations	—	—
Net loss	$(0.03)	$(0.14)

LOSS PER SHARE OF COMMON STOCK - DILUTED:

Loss from continuing operations	$(0.03)	$(0.14)
Loss from discontinued operations	—	—
Net loss	$(0.03)	$(0.14)

Weighted average common shares outstanding - basic	11,159	10,469

Weighted average common and
potential dilutive common shares outstanding	11,159	10,469

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 24, 2017 (unaudited)	June 25, 2017
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,976	451
Accounts receivable, less allowance for bad debts
accounts of $243 and $249, respectively	2,560	2,761
Notes receivable	350	675
Inventories	91	79
Income tax receivable	194	194
Property held for sale	631	671
Prepaid expenses and other	496	295
Total current assets	8,298	5,126

LONG-TERM ASSETS
Property, plant and equipment, net	4,069	3,808
Intangible assets definite-lived, net	235	238
Long-term notes receivable	—	127
Deposits and other, net	243	247
Total assets	$12,845	$9,546

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$3,570	$4,165
Short-term debt	1,000	1,000
Accrued expenses	1,099	1,265
Deferred rent	83	101
Deferred revenues	253	212
Total current liabilities	6,005	6,743

LONG-TERM LIABILITIES
Convertible notes	2,675	2,749
Deferred rent, net of current portion	656	655
Deferred revenues, net of current portion	850	1,425
Other long-term liabilities	56	53
Total liabilities	10,242	11,625

COMMITMENTS AND CONTINGENCIES (See Note 2)

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 21,401,958 and 17,786,049 shares, respectively;
outstanding 14,282,558 and 10,666,649 shares, respectively	214	178
Additional paid-in capital	31,786	26,784
Accumulated deficit	(4,761)	(4,405)
Treasury stock at cost
Shares in treasury: 7,119,400	(24,636)	(24,636)
Total shareholders' equity (deficit)	2,603	(2,079)
	$12,845	$9,546

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three Months Ended
	September 24,	September 25,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(356)	$(1,496)
Adjustments to reconcile net loss to
cash used in operating activities:
Depreciation and amortization	304	744
Amortization of intangible assets definite-lived	10	46
Amortization of debt issue costs	11	—
Impairment of long-lived assets	148	—
Stock compensation expense	10	45
Loss on sale/disposal of assets	2	43
Provision for bad debt	124	53
Changes in operating assets and liabilities:
Notes and accounts receivable	529	66
Inventories	(12)	5
Accounts payable - trade	(907)	(577)
Accrued expenses	(166)	(182)
Deferred rent	(17)	(154)
Deferred revenue	(534)	(11)
Prepaid expenses and other	(194)	(50)
Cash used in operating activities	(1,048)	(1,468)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	—	5
Purchase of intangible assets definite-lived	(7)	—
Capital expenditures	(363)	(162)
Cash used in investing activities	(370)	(157)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	4,943	—
Proceeds from stock options	—	806
Cash provided by financing activities	4,943	806

Net increase (decrease) in cash and cash equivalents	3,525	(819)
Cash and cash equivalents, beginning of period	451	873
Cash and cash equivalents, end of period	$3,976	$54

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SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the period:
Interest paid	$—	$—
Income taxes paid	$—	$25
Non-cash activities:
Capital expenditures included in accounts payable	$164	$—

RAVE RESTAURANT GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

	Three Months Ended
	September 24,	September 25,
	2017	2016
Net loss	$ (356)	$ (1,496)
Interest expense	68	-
Income taxes	12	5
Depreciation and amortization	314	790
EBITDA	$ 38	$ (701)
Stock compensation expense	10	45
Pre-opening expenses	115	19
Loss on sale/disposal of assets	2	43
Impairment charges, non-operating store costs and discontinued operations	284	471
Adjusted EBITDA	$ 449	$ (123)